UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
Amendment No. 3
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Eneti Inc.
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)
9, Boulevard Charles III MC 98000 Monaco
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Explanatory Note
This Amendment No. 3 (this "Amendment") to Form 8-A amends the information set forth in Item 1 of the Registration Statement on Form 8-A, filed with the U.S. Securities and Exchange Commission (the "Commission") on December 10, 2013 by Eneti Inc. (formerly Scorpio Bulkers Inc.) (the "Company"), and as amended by Amendment No. 1 to the Registration Statement on Form 8-A, filed with the Commission on January 4, 2016 and by Amendment No. 2 to the Registration Statement on Form 8-A, filed with the Commission on April 7, 2020.
No new securities are being registered pursuant to this Amendment, which is being filed solely to update the description of the Company's issued shares of common stock, par value $0.01 per share (the "Common Shares"), included in the Form 8-A to reflect the change of the Company's name to “Eneti Inc.”
Item 1.  Description of Registrant’s Securities to be Registered.
Effective as of February 8, 2021, the Registrant changed its name from “Scorpio Bulkers Inc.” to “Eneti Inc.”
Item 2.   Exhibits.
The following exhibits are filed as part of this registration statement:
No.	Exhibit
3.1
Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1, File No. 333-192246, declared effective by the Commission on December 11, 2013)

3.2
Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form F-1, File No. 333-192246, declared effective by the Commission on December 11, 2013)

3.3
Certificate of Correction to Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 1.3 to the Company's Annual Report on Form 20-F, filed with the Commission on March 1, 2016)

3.4
Articles of Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 1.4 to the Company's Annual Report on Form 20-F, filed with the Commission on February 28, 2017)

3.5
Articles of Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Report of Foreign Private Issuer on Form 6-K, filed with the Commission on June 1, 2018)

3.6
Articles of Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Report of Foreign Private Issuer on Form 6-K, filed with the Commission on April 7, 2020)

3.7
Articles of Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Report of Foreign Private Issuer on Form 6-K, filed with the Commission on February 16, 2021)

4.1	Form of Common Share Certificate

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: February 16, 2021	ENETI INC.

	By:	/s/ Hugh Baker
Name: Hugh Baker
Title: Chief Financial Officer